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                                                                    Exhibit 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2001 on the combined financial statements of Frontier Incumbent Local Exchange Carrier Businesses and to all references to our Firm included in this Registration Statement.

                                                         /s/ Arthur Andersen LLP

New York, New York

March 29, 2001